APPLICATION FOR KEYPORT LIFE INSURANCE COMPANY

GROUP VARIABLE ANNUITY CONTRACT

Please send application to:			Keyport Life Insurance Company
125 High Street
Boston, MA 02110

1.	Contract Owner:
(Name)

(Street)		(City)	(State)	(Zip)

(Telephone)		(Name of Person to Contact)

2.	Nature of Group:

3.	Number of Participants in Group:

4.	Special Requests

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Signed at:
(City, State)		(Signature of Contract Owner)

By:
(Date)		(Name)

(Title)

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AGENT'S REPORT
Agent's Name:	Agency Phone:
(Print Exact Name on License)
Agency Name:
(Signature of Agent)
Agency Address:
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